As filed with Securities and Exchange Commission on December 22, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	35-2496142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

115 East Park Drive, Second Floor, Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

AAC HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Michael T. Cartwright

Chief Executive Officer and Chairman of the Board

AAC Holdings, Inc.

115 East Park Drive, Second Floor

Brentwood, Tennessee 37027

(Name and address of agent for service)

(615) 732-1231

(Telephone number, including area code, of agent for service)

Copy to:

Howard H. Lamar III, Esq.

Laura R. Brothers, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	250,000 shares	$28.68	$7,170,000	$834

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on December 17, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

AAC Holdings, Inc. (the “Registrant” or the “Company”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the AAC Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and the Note to Part I of Form S-8. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Prospectus filed with the Commission on November 10, 2014, pursuant to Rule 424(b) under the Securities Act, relating to the Company’s Registration Statement on Forms S-4 (File No. 333-199749);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014;

(3)	The Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2014; and

(4)	The description of the Registrant’s common stock, $0.001 par value per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36643) filed with the Commission on September 25, 2014, including all amendments and reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to the Exchange Act, all documents and reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced will not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she:

•	is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she:

•	is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under the Registrant’s current articles of incorporation and amended and restated bylaws, which are referred to herein as the bylaws, the Registrant is obligated to indemnify any director, officer, employee or agent of the company to the fullest extent permitted by Nevada law as described above.

In addition, indemnification is required to continue as to a person who has ceased to be a director or officer and inures to the benefit of his or her heirs, executors and administrators. However, subject to the exceptions detailed below, the Registrant may indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if the proceeding (or part thereof) was authorized by the Registrant’s Board of Directors. The Registrant may indemnify any employee or agent of Registrant to an extent greater than required by law only if and to the extent that the Registrant’s directors, in their discretion, may determine.

If the Registrant does not pay a claim for indemnification (following the final disposition of the proceeding with respect to which indemnification is sought, including any settlement of such action, suit or proceeding) or advancement of expenses under the bylaws in full within 30 days after a written claim has been received by the Registrant, the claimant may bring suit against the Registrant to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also will be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. The Registrant may defend against an action brought for this purpose that the claimant has not met the standards of conduct that make it permissible under Chapter 78 of the Nevada Revised Statutes for the Registrant to indemnify the claimant for the amount claimed, but the burden of proving such defense is on the Registrant. Neither the Registrant’s failure (including the failure of Registrant’s Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada Revised Statutes, nor an actual determination by the Registrant (including the Registrant’s Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The bylaws also state that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to provide indemnification under the Nevada Revised Statutes, as the Board of Directors may from time to time determine. The Registrant has obtained directors’ and officers’ liability insurance, the effect of which is to indemnify its directors and officers against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.

The Registrant has entered into Indemnification Agreements with each of its directors to give such directors additional contractual assurances regarding the scope of indemnification set forth in the articles of incorporation and to provide additional procedural protections.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Articles of Incorporation of the Registrant (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197383), filed September 10, 2014, and incorporated herein by this reference)

4.2	Amended and Restated Bylaws of the Registrant (Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197383), filed July 11, 2014, as amended, and incorporated herein by this reference)

4.3	Form of Certificate of Common Stock of Registrant (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197383), filed August 15, 2014, as amended, and incorporated herein by this reference)

4.4	AAC Holdings, Inc. Employee Stock Purchase Plan

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages of this Registration Statement)

Item 9. Undertakings.

a. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 22nd day of December, 2014.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael T. Cartwright and Kathryn Sevier Phillips (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael T. Cartwright Michael T. Cartwright	Chief Executive Officer and Chairman (principal executive officer)	December 22, 2014

/s/ Kirk R. Manz Kirk R. Manz	Chief Financial Officer (principal financial officer)	December 22, 2014

/s/ Andrew W. McWilliams Andrew W. McWilliams	Chief Accounting Officer (principal accounting officer)	December 22, 2014

/s/ Jerrod N. Menz Jerrod N. Menz	President and Director	December 22, 2014

/s/ Darrell S. Freeman, Sr. Sr. Darrell S. Freeman, Sr.	Lead Independent Director	December 22, 2014

/s/ Jerry D. Bostelman Jerry D. Bostelman	Director	December 22, 2014

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	December 22, 2014

/s/ David C. Kloeppel David C. Kloeppel	Director	December 22, 2014

/s/ Richard E. Ragsdale Richard E. Ragsdale	Director	December 22, 2014

EXHIBIT INDEX

4.1	Articles of Incorporation of the Registrant (Previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197383), filed September 10, 2014, and incorporated herein by this reference)

4.2	Amended and Restated Bylaws of the Registrant (Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197383), filed July 11, 2014, as amended, and incorporated herein by this reference)

4.3	Form of Certificate of Common Stock of Registrant (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197383), filed August 15, 2014, as amended, and incorporated herein by this reference)

4.4	AAC Holdings, Inc. Employee Stock Purchase Plan

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of BDO USA, LLP, independent registered public accounting firm

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages of this Registration Statement)